UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 17, 2016

AVALANCHE BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive, Suite A

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 7.01	Regulation FD Disclosure.

A presentation containing information relating to the previously announced proposed acquisition by Avalanche Biotechnologies, Inc. (the “Company”) of Annapurna Therapeutics SAS (“Annapurna”) is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The Company expects to use the presentation in a series of investor meetings to be held in connection with the proposed transaction. A copy of the presentation will also be available in the investors section of the Company’s website at www.avalanchebiotech.com.

Item 8.01	Other Events.

The information contained in Item 7.01 above is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Presentation relating to Avalanche Biotechnologies, Inc.’s proposed acquisition of Annapurna Therapeutics SAS.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies, product pipeline, the occurrence or effect of the proposed transaction between the Company and Annapurna, the sufficiency of the combined company’s resources to fund the advancement of any development program or the completion of any clinical trials, and the safety, efficacy and projected development timeline and commercial potential of products under development by the Company and Annapurna, all of which are based on certain assumptions made by us based on current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Actual results, the timing of events, product development programs, performance or achievements of the Company could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties inherent in the product development and the regulatory approval process, delays in clinical trials and other matters that could affect the availability or commercial potential of product candidates, the ability to consummate the proposed transaction with Annapurna, the ability to project future cash utilization, the availability of sufficient resources to conduct or continue planned development programs, and the ability to successfully develop any of the Company’s or Annapurna’s product candidates. Risks and uncertainties facing the Company are described more fully in the Company’s periodic reports filed with the SEC. All forward-looking statements contained in this document speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company intends to file with the SEC a proxy statement of the Company, as well as other relevant documents concerning the proposed transaction. INVESTORS AND SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement and other filings containing information about the Company may be obtained at the SEC website at www.sec.gov. You will also be able to obtain these documents, free of charge, from the Company by directing a written request to: Avalanche Biotechnologies, Inc., 1035 O’Brien Drive, Suite A, Menlo Park, CA 94025, Attention: Investor Relations. Investors and securityholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the issuance of the Company’s common stock or any other matters relating to the proposed transaction.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction and the issuance of the Company’s common stock. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of the Company is also included in Avalanche’s Annual Report on Form 10-K for the year ended December 31, 2014 and the proxy statement for the Company’s 2015 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site at www.sec.gov and from Investor Relations at the Company at the address set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2016	AVALANCHE BIOTECHNOLOGIES, INC.

	By:	/s/ Paul B. Cleveland
Paul B. Cleveland, Chief Executive Officer